Exhibit 99.1

OMB Number:  3235-0569

Expires:  January 31, 2003

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Gary E. Costley, state and attest that:

(1)                                  To the best of my knowledge, based upon a review of the covered reports of International Multifoods Corporation, and, except as corrected or supplemented in a subsequent covered report:

•                    no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•                    no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)                                  I have reviewed the contents of this statement with the Company’s audit committee.

(3)                                  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                    Annual Report on Form 10-K for the fiscal year ended March 2, 2002 of International Multifoods Corporation;

•                    all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of International Multifoods Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                    any amendments to any of the foregoing.

/s/ Gary E. Costley	Subscribed and sworn to
Gary E. Costley	before me this 24th day of
September 24, 2002	September 2002.

/s/ Timothy J. Keenan
Notary Public

My Commission Expires:
January 31, 2005